Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2017 THIRD QUARTER

San Antonio, TX, November 8, 2017 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the third quarter ended September 30, 2017.

“Our Outdoor businesses continue to build out our digital footprint worldwide,” said Bob Pittman, Chairman and Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “At the same time, we are focused on enhancing our automated ad-buying, data analytics and attribution capabilities to generate improved results for our advertising and marketing partners.”

Rich Bressler, Chief Financial Officer of Clear Channel Outdoor Holdings, Inc. said: “Our consolidated results decreased in the third quarter. However, revenue increased, after adjusting for the impact from foreign exchange and certain businesses we sold. We continue to be committed to financial discipline as we invest in data, programmatic and attribution to grow our businesses.”

Key Financial Highlights

The Company’s key financial highlights for the third quarter of 2017 include:

•	Consolidated revenue decreased 3.6%. Consolidated revenue increased 0.8%, after adjusting for a $10.2 million impact from movements in foreign exchange rates and the $39.3 million impact of the sale of certain businesses.

•	Americas revenues decreased $6.4 million, or 2.0%. Revenues decreased $3.1 million, or 1.0%, after adjusting for a $0.9 million impact from movements in foreign exchange rates and a $4.2 million impact from the sale of our business in Canada.

•	International revenues decreased $17.7 million, or 5.1%. Revenues increased $8.1 million, or 2.6%, after adjusting for a $9.3 million impact from movements in foreign exchange rates and a $35.2 million impact from the sale of our business in Australia.

•	Operating income decreased 49.3% to $30.8 million.

•	OIBDAN decreased 17.6%. OIBDAN decreased 13.4%, excluding the impact from movements in foreign exchange rates and the impact of the sale of certain businesses.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

Building out Americas outdoor and International outdoor digital footprint:

•	Installing over 450 new digital displays in the third quarter in our North American and International outdoor markets for an end-of-quarter total of 1,180 digital billboards across Americas outdoor’s markets and more than 13,300 digital displays across International outdoor’s markets as of September 30, 2017.

•	Renewing a five-year contract with Clinton National Airport in Little Rock, Arkansas and 10-year contract with the Port of Seattle, in addition to signing a new five-year exclusive agreement with Bangor International Airport to provide state-of-the-art advertising solutions.

•	Signing a new contract in France with Effia to operate advertising sites in nearly 50 parking lots located in the heart of major cities, including Lille, Nice, Antibes, Grenoble and Dijon, as well as near heavily trafficked TGV railway stations.

•	Launching the first-ever digital roadside network of digital screens across heavily trafficked locations in Northern Ireland, following the retention of the Translink contract for managing 1,400 bus shelters there.

•	Increasing reach in Nordic countries with the launch of ‘The Fame’ in Finland, the largest LCD digital OOH screen in the region.

•	Announcing a new deal with Amscreen to extend our successful digital partnership into sixteen new country markets. This will be in addition to the 2,500+ displays in the UK, where total digital out-of-home revenue now represents over 50% of all UK revenues.

Expanding our programmatic, data-analytics and attribution capabilities:

•	Enhancing Americas outdoor’s nationwide programmatic platform by partnering with Adelphic and Vistar — further integrating buying OOH into the broader programmatic media ecosystem through the same dashboard that brands use to buy other media programmatically.

•	Winning a North American Smarties award for “location based services or targeting” for Americas outdoor’s “24-Hour Fitness: Out-of-home advertising & mobile work better together” mobile amplification campaign.

GAAP Measures by Segment

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Revenue
Americas	$316,587	$322,997	(2.0)%	$919,967	$931,058	(1.2)%
International	328,502	346,224	(5.1)%	942,167	1,035,263	(9.0)%

Consolidated revenue	$645,089	$669,221	(3.6)%	$1,862,134	$1,966,321	(5.3)%

Direct Operating and SG&A expenses[1]
Americas	$196,298	$197,489	(0.6)%	$592,719	$588,699	0.7%
International	288,199	290,925	(0.9)%	811,554	866,071	(6.3)%

Consolidated Direct Operating and SG&A expenses[1]	$484,497	$488,414	(0.8)%	$1,404,273	$1,454,770	(3.5)%

Operating income
Americas	$73,254	$78,266	(6.4)%	$189,559	$201,476	(5.9)%
International	7,417	18,281	(59.4)%	35,464	56,117	(36.8)%
Corporate[2]	(36,508)	(29,623)	23.2%	(109,255)	(90,191)	21.1%
Impairment charges	(1,591)	(7,274)	(78.1)%	(1,591)	(7,274)	(78.1)%
Other operating income, net	(11,783)	1,095		28,657	226,485

Consolidated Operating income	$30,789	$60,745	(49.3)%	$142,834	$386,613	(63.1)%

[1]	Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization).

[2]	Includes Corporate depreciation and amortization of $1.2 million and $1.5 million for the three months ended September 30, 2017 and 2016, respectively, and $4.0 million and $4.2 million for the nine months ended September 30, 2017 and 2016, respectively.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Revenue excluding movements in foreign exchange
Americas	$315,704	$322,997	(2.3)%	$917,219	$931,058	(1.5)%
International	319,171	346,224	(7.8)%	962,970	1,035,263	(7.0)%

Consolidated revenue excluding movements in foreign exchange	$634,875	$669,221	(5.1)%	$1,880,189	$1,966,321	(4.4)%

Direct Operating and SG&A expenses[1] excluding movements in foreign exchange
Americas	$195,635	$197,489	(0.9)%	$590,336	$588,699	0.3%
International	279,016	290,925	(4.1)%	828,164	866,071	(4.4)%

Consolidated Direct Operating and SG&A expenses excluding movements in foreign exchange	$474,651	$488,414	(2.8)%	$1,418,500	$1,454,770	(2.5)%

OIBDAN
Americas	$120,289	$125,508	(4.2)%	$327,248	$342,359	(4.4)%
International	40,303	55,299	(27.1)%	130,613	169,192	(22.8)%
Corporate	(32,439)	(25,361)	27.9%	(98,060)	(77,809)	26.0%

Consolidated OIBDAN	$128,153	$155,446	(17.6)%	$359,801	$433,742	(17.0)%

OIBDAN excluding movements in foreign exchange
Americas	$120,069	$125,508	(4.3)%	$326,883	$342,359	(4.5)%
International	40,155	55,299	(27.4)%	134,806	169,192	(20.3)%
Corporate	(32,455)	(25,361)	28.0%	(99,992)	(77,809)	28.5%

Consolidated OIBDAN excluding movements in foreign exchange	$127,769	$155,446	(17.8)%	$361,697	$433,742	(16.6)%

Revenue excluding effects of foreign exchange and revenue from markets and businesses sold
Americas	$313,107	$316,232	(1.0)%	$903,539	$906,449	(0.3)%
International	$319,171	$311,074	2.6%	$962,970	$928,718	3.7%
Consolidated revenue, excluding effects of foreign exchange and revenue from markets and businesses sold	$632,278	$627,306	0.8%	$1,866,509	$1,835,167	1.7%
OIBDAN excluding effects of foreign exchange and revenue from markets and businesses sold
Americas	$119,892	$125,624	(4.6)%	$326,788	$341,235	(4.2)%
International	$40,155	$47,033	(14.6)%	$134,806	$147,749	(8.8)%
Consolidated OIBDAN, excluding effects of foreign exchange and revenue from markets and businesses sold	$127,592	$147,296	(13.4)%	$361,602	$411,175	(12.1)%

Certain prior period amounts have been reclassified to conform to the 2017 presentation of financial information throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to consolidated and segment operating income (loss); (ii) revenues, excluding effects of foreign exchange rates, to revenues; (iii) direct operating and SG&A expenses, excluding effects of foreign exchange rates, to direct operating and SG&A expenses; (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to corporate expenses; (v) Consolidated and segment revenues, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment direct operating and SG&A expenses; and (vii) Consolidated and segment OIBDAN, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment operating income. See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

Third Quarter 2017 Results

Consolidated

Consolidated revenue decreased $24.1 million, or 3.6%, during the third quarter of 2017 as compared to the third quarter of 2016. Consolidated revenue increased $5.0 million, or 0.8%, after adjusting for a $10.2 million impact from movements in foreign exchange rates and the $39.3 million impact from the sale of certain businesses.

Consolidated direct operating and SG&A expenses decreased $3.9 million, or 0.8%, during the third quarter of 2017 as compared to the third quarter of 2016. Consolidated direct operating and SG&A expenses increased $17.6 million, or 3.9%, in the third quarter, after adjusting for a $9.8 million impact from movements in foreign exchange rates and the $31.4 million impact from the sale of certain businesses.

Consolidated operating income decreased 49.3% to $30.8 million, during the third quarter of 2017 as compared to the third quarter of 2016.

The Company’s OIBDAN decreased 17.6% to $128.2 million, during the third quarter of 2017 as compared to the third quarter of 2016. The Company’s OIBDAN decreased 13.4% in the third quarter 2017 compared to the same period of 2016, after adjusting for movements in foreign exchange rates and the impact from the sale of certain businesses.

Included in the 2017 third quarter operating income and OIBDAN were $2.5 million of direct operating and SG&A expenses and $0.1 million of Corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, a decrease of $0.7 million compared to such expenses in the prior year.

Americas

Americas outdoor revenues decreased $6.4 million, or 2.0%, during the third quarter of 2017 as compared to the third quarter of 2016. Revenues decreased $3.1 million, or 1.0%, after adjusting for a $0.9 million impact from movements in foreign exchange rates and the $4.2 million impact from the sale of our business in Canada. The decrease in revenue is primarily due to higher revenue in the prior year period due to the 2016 Olympics in Brazil and the exchange of outdoor markets in the first quarter of 2017. This was partially offset by increased digital revenue from new and existing airports contracts.

Direct operating and SG&A expenses decreased $1.2 million, or 0.6%, during the third quarter of 2017 as compared to the third quarter of 2016. Direct operating and SG&A expenses increased $2.6 million, or 1.4%, after adjusting for a $0.7 million impact from movements in foreign exchange rates and the $4.5 million impact from the sale of our business in Canada. Direct operating and SG&A expenses increased primarily from higher fixed site lease expenses, partially offset by lower variable expenses due to the 2016 Olympics in Brazil.

Operating income decreased 6.4% to $73.3 million during the third quarter of 2017 as compared to the third quarter of 2016. OIBDAN decreased $5.2 million, or 4.2%. OIBDAN decreased $5.7 million, or 4.6%, during the third quarter of 2017, after adjusting for a $0.2 million impact from movements in foreign exchange rates and the $0.3 million impact from the sale of our business in Canada. Operating income and OIBDAN in the third quarter of 2017 each included $0.5 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $0.3 million in the 2016 period.

International

International outdoor revenues decreased $17.7 million, or 5.1%, during the third quarter of 2017 as compared to the third quarter of 2016. Revenues increased $8.1 million, or 2.6%, after adjusting for a $9.3 million impact from movements in foreign exchange rates and the $35.2 million impact from the sale of our businesses in Australia and Turkey. The increase is primarily due to growth across several markets including China, Spain, Switzerland and the United Kingdom, primarily from new contracts and digital expansion.

Direct operating and SG&A expenses decreased $2.7 million, or 0.9%, during the third quarter of 2017 as compared to the third quarter of 2016. Direct operating and SG&A expenses increased $15.0 million, or 5.7%, after adjusting for a $9.2 million impact from movements in foreign exchange rates and the $26.9 million impact from the sale of our businesses in Australia and Turkey. Direct operating and SG&A expenses increased primarily due to higher site lease expense in certain countries experiencing revenue growth.

Operating income decreased 59.4% to $7.4 million during the third quarter of 2017 as compared to the third quarter of 2016. OIBDAN decreased $15.0 million, or 27.1%. OIBDAN decreased $6.9 million, or 14.6%, during the third quarter of 2017, after adjusting for a $0.1 million impact from movements in foreign exchange rates and the $8.3 million impact from the sale of our businesses in Australia and Turkey in 2016. Operating income and OIBDAN in the third quarter of 2017 each include $2.0 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $2.1 million in the 2016 period.

Clear Channel International B.V. (“CCIBV”)

CCIBV’s consolidated revenues decreased $23.6 million to $257.2 million in the third quarter of 2017 compared to the same period in 2016. This decrease includes a $9.3 million impact from movements in foreign exchange rates. Excluding the impact from movements in foreign exchange rates and a $35.2 million decrease resulting from the sale of our Australia and Turkey businesses in 2016, CCIBV revenues increased $2.3 million during the third quarter of 2017 as compared to the same period in 2016.

CCIBV’s operating loss was $22.6 million in the third quarter of 2017 compared to operating loss of $13.5 million in the same period in 2016.

Liquidity and Financial Position

As of September 30, 2017, we had $222.4 million of cash on our balance sheet, including $206.1 million of cash held outside the U.S. by our subsidiaries. For the nine months ended September 30, 2017, cash provided by operating activities was $72.1 million, cash used for investing activities was $87.1 million, cash used for financing activities was $312.1 million, and there was $7.5 million impact from movements in foreign exchange rates on cash. The net decrease in cash from December 31, 2016 was $319.6 million.

On August 14, 2017, Clear Channel International B.V. (“CCIBV”), our indirect subsidiary, issued $150.0 million in aggregate principal amount of 8.75% Senior Notes due 2020 (the “New CCIBV Notes”). The New CCIBV Notes were issued as additional notes under the indenture governing CCIBV’s existing 8.75% Senior Notes due 2020 and were issued at a premium, which resulted in $156.0 million in proceeds. The New CCIBV Notes mature on December 15, 2020 and bear interest at a rate of 8.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year.

Capital expenditures for the nine months ended September 30, 2017 were $134.9 million compared to $148.0 million for the same period in 2016.

On February 23, 2017, we paid a special dividend of $282.5 million to our stockholders using a portion of the proceeds from the sales of certain non-strategic U.S. markets and of our Australia business.

On October 5, 2017, we made a demand for repayment of $25.0 million outstanding under the Due from iHeartCommunications Note and simultaneously paid a special cash dividend of $25.0 million. iHeartCommunications received approximately 89.5%, or approximately $22.4 million, of the proceeds of the dividend through its wholly-owned subsidiaries, with the remaining approximately 10.5%, or approximately $2.6 million, of the proceeds of the dividend paid to our public stockholders. On October 31, 2017, we made a demand for repayment of $25.0 million outstanding under the Due from iHeartCommunications Note and simultaneously paid a special cash dividend of $25.0 million. iHeartCommunications received approximately 89.5%, or approximately $22.4 million, of the proceeds of the dividend through its wholly-owned subsidiaries, with the remaining approximately 10.5%, or approximately $2.6 million, of the proceeds of the dividend paid to our public stockholders.

Conference Call

The Company, along with its parent company, iHeartMedia, Inc., will host a conference call to discuss results on November 8, 2017 at 8:30 a.m. Eastern Time. The conference call number is (877) 531-2986 (U.S. callers) and (612) 332-1210 (International callers) and the passcode for both is 432190. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 432190. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$645,089	$669,221	$1,862,134	1,966,321
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	356,100	362,250	1,034,204	1,066,238
Selling, general and administrative expenses (excludes depreciation and amortization)	128,397	126,164	370,069	388,532
Corporate expenses (excludes depreciation and amortization)	35,333	28,103	105,213	86,000
Depreciation and amortization	81,096	85,780	236,880	258,149
Impairment charges	1,591	7,274	1,591	7,274
Other operating income (expense), net	(11,783)	1,095	28,657	226,485

Operating income	30,789	60,745	142,834	386,613
Interest expense	95,467	93,313	282,730	281,836
Interest income on Due from iHeartCommunications	17,087	12,429	47,277	36,433
Equity in loss of nonconsolidated affiliates	(628)	(727)	(829)	(1,374)
Other income (expense), net	9,164	(6,524)	21,804	(46,198)

Income (loss) before income taxes	(39,055)	(27,390)	(71,644)	93,638
Income tax benefit (expense)	(16,347)	3,619	(12,900)	(37,579)

Consolidated net income (loss)	(55,402)	(23,771)	(84,544)	56,059
Less: Amount attributable to noncontrolling interest	6,237	7,329	10,873	16,162

Net income (loss) attributable to the Company	$(61,639)	$(31,100)	$(95,417)	$39,897

For the three months ended September 30, 2017, foreign exchange rate movements increased the Company’s revenues by $10.2 million and increased direct operating expenses by $7.2 million, SG&A expenses by $2.6 million and Corporate expenses by $0.0 million. For the nine months ended September 30, 2017, foreign exchange rate movements decreased the Company’s revenues by $18.1 million and decreased direct operating expenses by $11.3 million, SG&A expenses by $3.0 million and Corporate expenses by $1.9 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for September 30, 2017 and December 31, 2016:

(In millions)	September 30, 2017	December 31, 2016
Cash and cash equivalents	$222.4	$542.0
Total current assets	1,049.2	1,341.4
Net property, plant and equipment	1,380.4	1,412.8
Due from iHeartCommunications	1,051.3	885.7
Total assets	5,580.5	5,718.8
Current liabilities (excluding current portion of long-term debt)	711.0	634.7
Long-term debt (including current portion of long-term debt)	5,264.9	5,117.0
Shareholders’ deficit	(1,284.2)	(930.9)

TABLE 3 - Total Debt

At September 30, 2017 and December 31, 2016, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	September 30, 2017	December 31, 2016
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.2	1,989.2
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Clear Channel International B.V. Senior Notes due 2020	375.0	225.0
Other debt	2.5	14.8
Original issue discount	(0.1)	(6.7)
Long-term debt fees	(37.5)	(41.1)

Total debt	5,264.9	5,117.0
Cash	222.4	542.0

Net Debt	$5,042.5	$4,575.0

On August 14, 2017, Clear Channel International B.V. (“CCIBV”), our indirect subsidiary, issued $150.0 million in aggregate principal amount of 8.75% Senior Notes due 2020 (the “New CCIBV Notes”). The New CCIBV Notes were issued as additional notes under the indenture governing CCIBV’s existing 8.75% Senior Notes due 2020 and were issued at a premium, which resulted in $156.0 million in proceeds. The New CCIBV Notes mature on December 15, 2020 and bear interest at a rate of 8.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year.

The current portion of long-term debt was $0.6 million and $7.0 million as of September 30, 2017 and December 31, 2016, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and nine months ended September 30, 2017 and 2016. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in its Statement of Operations: Depreciation and amortization; Impairment charges; and Other operating income (expense), net.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from markets and businesses sold and (iii) corporate expenses, excluding non-cash compensation expenses and the effects of foreign exchange rates.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the first quarter of 2016, the Company sold nine non-strategic Americas markets. The Company sold its businesses in Australia and Turkey in the second and fourth quarters of 2016, respectively. In the first quarter of 2017, the Company sold its Indianapolis market. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from markets and businesses sold, for the consolidated Company and the Company’s segments, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results from the markets and businesses that were sold, as these results will not be included in the Company’s results in current and future periods.

Corporate expenses, excluding the effects of non-cash compensation expenses is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to consolidated and segment operating income (loss); (ii) revenues, excluding effects of foreign exchange rates, to revenues; (iii) direct operating and SG&A expenses, excluding effects of foreign exchange rates, to direct operating and SG&A expenses; (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to corporate expenses; (v) Consolidated and segment revenues, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment direct operating and SG&A expenses; and (vii) Consolidated and segment OIBDAN, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment operating income.

Reconciliation of OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment to, Consolidated and Segment Operating Income (Loss)

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating (income) expense, net	Operating income (loss)
Three Months Ended September 30, 2017
Americas	$120,069	$220	$120,289	$—	$47,035	$—	$—	$73,254
International	40,155	148	40,303	—	32,886	—	—	7,417
Corporate	(32,455)	16	(32,439)	2,894	1,175	—	—	(36,508)
Impairment charges	—	—	—	—	—	1,591	—	(1,591)
Other operating expense, net	—	—	—	—	—	—	11,783	(11,783)

Consolidated	$127,769	$384	$128,153	$2,894	$81,096	$1,591	$11,783	$30,789

Three Months Ended September 30, 2016
Americas	$125,508	$—	$125,508	$—	$47,242	$—	$—	$78,266
International	55,299	—	55,299	—	37,018	—	—	18,281
Corporate	(25,361)	—	(25,361)	2,742	1,520	—	—	(29,623)
Impairment charges	—	—	—	—	—	7,274	—	(7,274)
Other operating income, net	—	—	—	—	—	—	(1,095)	1,095

Consolidated	$155,446	$—	$155,446	$2,742	$85,780	$7,274	$(1,095)	$60,745

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating (income) expense, net	Operating income (loss)
Nine Months Ended September 30, 2017
Americas	$326,883	$365	$327,248	$—	$137,689	$—	$—	$189,559
International	134,806	(4,193)	130,613	—	95,149	—	—	35,464
Corporate	(99,992)	1,932	(98,060)	7,153	4,042	—	—	(109,255)
Impairment charges	—	—	—	—	—	1,591	—	(1,591)
Other operating income, net	—	—	—	—	—	—	(28,657)	28,657

Consolidated	$361,697	$(1,896)	$359,801	$7,153	$236,880	$1,591	$(28,657)	$142,834

Nine Months Ended September 30, 2016
Americas	$342,359	$—	$342,359	$—	$140,883	$—	$—	$201,476
International	169,192	—	169,192	—	113,075	—	—	56,117
Corporate	(77,809)	—	(77,809)	8,191	4,191	—	—	(90,191)
Impairment charges	—	—	—	—	—	7,274	—	(7,274)
Other operating income, net	—	—	—	—	—	—	(226,485)	226,485

Consolidated	$433,742	$—	$433,742	$8,191	$258,149	$7,274	$(226,485)	$386,613

Reconciliation of Revenues, excluding effects of foreign exchange rates, to Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Consolidated revenue	$645,089	$669,221	(3.6)%	$1,862,134	1,966,321	(5.3)%
Excluding: Foreign exchange (increase) decrease	(10,214)	—		18,055	—

Consolidated revenue excluding effects of foreign exchange	$634,875	$669,221	(5.1)%	$1,880,189	$1,966,321	(4.4)%

Americas revenue	$316,587	$322,997	(2.0)%	$919,967	$931,058	(1.2)%
Excluding: Foreign exchange increase	(883)	—		(2,748)	—

Americas revenue excluding effects of foreign exchange	$315,704	$322,997	(2.3)%	$917,219	$931,058	(1.5)%

International revenue	$328,502	$346,224	(5.1)%	$942,167	$1,035,263	(9.0)%
Excluding: Foreign exchange (increase) decrease	(9,331)	—		20,803	—

International revenue excluding effects of foreign exchange	$319,171	$346,224	(7.8)%	$962,970	$1,035,263	(7.0)%

Reconciliation of Direct operating and SG&A expenses, excluding effects of foreign exchange rates, to Direct operating and SG&A expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Consolidated direct operating and SG&A expenses	$484,497	$488,414	(0.8)%	$1,404,273	$1,454,770	(3.5)%
Excluding: Foreign exchange (increase) decrease	(9,846)	—		14,227	—

Consolidated direct operating and SG&A expenses excluding effects of foreign exchange	$474,651	$488,414	(2.8)%	$1,418,500	$1,454,770	(2.5)%

Americas direct operating and SG&A expenses	$196,298	$197,489	(0.6)%	$592,719	$588,699	0.7%
Excluding: Foreign exchange increase	(663)	—		(2,383)	—

Americas direct operating and SG&A expenses excluding effects of foreign exchange	$195,635	$197,489	(0.9)%	$590,336	$588,699	0.3%

International direct operating and SG&A expenses	$288,199	$290,925	(0.9)%	$811,554	$866,071	(6.3)%
Excluding: Foreign exchange (increase) decrease	(9,183)	—		16,610	—

International direct operating and SG&A expenses excluding effects of foreign exchange	$279,016	$290,925	(4.1)%	$828,164	$866,071	(4.4)%

Reconciliation of Corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to Corporate Expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Corporate Expense	$35,333	$28,103	25.7%	$105,213	$86,000	22.3%
Excluding: Non-cash compensation expense	(2,894)	(2,742)		(7,153)	(8,191)

Corporate Expense excluding non-cash compensation expense	$32,439	$25,361	27.9%	$98,060	$77,809	26.0%
Excluding: Foreign exchange decrease	$16	$—		$1,932	$—

Corporate Expense excluding non-cash compensation expense and effects of foreign exchange	$32,455	$25,361	28.0%	$99,992	$77,809	28.5%

Reconciliation of Consolidated and Segment Revenues, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and Segment Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Consolidated revenue	$645,089	$669,221	(3.6)%	$1,862,134	$1,966,321	(5.3)%
Excluding: Revenue from markets and businesses sold	(2,597)	(41,915)		(13,680)	(131,154)
Excluding: Foreign exchange decrease	(10,214)	—		18,055	—

Consolidated revenue, excluding effects of foreign exchange and revenue from markets and businesses sold	$632,278	$627,306	0.8%	$1,866,509	$1,835,167	1.7%

Americas revenue	$316,587	$322,997	(2.0)%	$919,967	$931,058	(1.2)%
Excluding: Revenue from markets and business sold	(2,597)	(6,765)		(13,680)	(24,609)
Excluding: Foreign exchange increase	(883)	—		(2,748)	—

Americas revenue, excluding effects of foreign exchange and revenue from markets and business sold	$313,107	$316,232	(1.0)%	$903,539	$906,449	(0.3)%

International revenue	$328,502	$346,224	(5.1)%	$942,167	$1,035,263	(9.0)%
Excluding: Revenue from businesses sold	—	(35,150)		—	(106,545)
Excluding: Foreign exchange decrease	(9,331)	—		20,803	—

International revenue, excluding effects of foreign exchange and revenue from businesses sold	$319,171	$311,074	2.6%	$962,970	$928,718	3.7%

Reconciliation of Consolidated and Segment Direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and Segment Direct operating and SG&A expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Consolidated direct operating and SG&A expenses	$484,497	$488,414	(0.8)%	$1,404,273	$1,454,770	(3.5)%
Excluding: Operating expenses from markets and businesses sold	(2,420)	(33,765)		(13,585)	(108,587)
Excluding: Foreign exchange decrease	(9,846)	—		14,227	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from markets and businesses sold	$472,231	$454,649	3.9%	$1,404,915	$1,346,183	4.4%

Americas direct operating and SG&A expenses	$196,298	$197,489	(0.6)%	$592,719	$588,699	0.7%
Excluding: Operating expenses from markets and business sold	(2,420)	(6,881)		(13,585)	(23,485)
Excluding: Foreign exchange increase	(663)	—		(2,383)	—

Americas direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from markets and business sold	$193,215	$190,608	1.4%	$576,751	$565,214	2.0%

International direct operating and SG&A expenses	$288,199	$290,925	(0.9)%	$811,554	$866,071	(6.3)%
Excluding: Operating expenses from businesses sold	—	(26,884)		—	(85,102)
Excluding: Foreign exchange decrease	(9,183)	—		16,610	—

International direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from businesses sold	$279,016	$264,041	5.7%	$828,164	$780,969	6.0%

Reconciliation of Consolidated and Segment OIBDAN, excluding effects of foreign exchange rates and results from markets and businesses sold to, Consolidated and Segment Operating income

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Consolidated operating income	$30,789	$60,745	(49.3)%	$142,834	$386,613	(63.1)%
Excluding: Revenue, direct operating and SG&A expenses from markets and businesses sold	(177)	(8,150)		(95)	(22,567)
Excluding: Foreign exchange decrease	(384)	—		1,896	—
Excluding: Non-cash compensation expense	2,894	2,742		7,153	8,191
Excluding: Depreciation and amortization	81,096	85,780		236,880	258,149
Excluding: Impairment charges	1,591	7,274		1,591	7,274
Excluding: Other operating (income) expense, net	11,783	(1,095)		(28,657)	(226,485)

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from markets and businesses sold	$127,592	$147,296	(13.4)%	$361,602	$411,175	(12.1)%

Americas Outdoor operating income	$73,254	$78,266	(6.4)%	$189,559	$201,476	(5.9)%
Excluding: Revenue, direct operating and SG&A expenses from markets and business sold	(177)	116		(95)	(1,124)
Excluding: Foreign exchange increase	(220)	—		(365)	—
Excluding: Depreciation and amortization	47,035	47,242		137,689	140,883

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from markets and business sold	$119,892	$125,624	(4.6)%	$326,788	$341,235	(4.2)%

International Outdoor operating income	$7,417	$18,281	(59.4)%	$35,464	$56,117	(36.8)%
Excluding: Revenue, direct operating and SG&A expenses of businesses sold	—	(8,266)		—	(21,443)
Excluding: Foreign exchange decrease	(148)	—		4,193	—
Excluding: Depreciation and amortization	32,886	37,018		95,149	113,075

International Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from businesses sold	$40,155	$47,033	(14.6)%	$134,806	$147,749	(8.8)%

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with over 580,000 displays in 31 countries across four continents, including 42 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers more than 1,100 digital billboards across 28 markets in the United States. Clear Channel Outdoor Holdings’ International segment operates in 18 countries across Asia and Europe in a wide variety of formats. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiary Clear Channel International B.V. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives and our expectations about certain markets, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact of iHeartCommunications’ substantial indebtedness and liquidity position on our liquidity and operating flexibility; weak or uncertain global economic conditions; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; risks that the anticipated cost savings from the Company’s strategic revenue and efficiency initiatives may not persist; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations or liquidity-generating transactions to make payments on its indebtedness; the Company’s relationship with iHeartCommunications, including its ability to elect all of the members of the Company’s Board of Directors and its ability, as controlling stockholder, to determine the outcome of matters submitted to the stockholders and certain additional matters governed by intercompany agreements between the Company and iHeartCommunications; and the impact of these and additional factors on iHeartCommunications, which has a significant need for capital. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.